                                                                    EXHIBIT 4.10


                                                                  EXECUTION COPY



================================================================================



                                  ORBIMAGE INC.


                                       and


                     THE BANK OF NEW YORK, as Warrant Agent



                                   ----------



                                WARRANT AGREEMENT


                           Dated as of March 14, 2005





================================================================================

                                WARRANT AGREEMENT

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
SECTION 1.   Appointment of Warrant Agent..................................... 1
SECTION 2.   Warrant Certificates............................................  1
SECTION 3.   Execution of Warrant Certificates...............................  1
SECTION 4.   Registration and Countersignature...............................  2
SECTION 5.   Registration of Transfers and Exchanges.........................  2
SECTION 6.   Terms of Warrants...............................................  3
SECTION 7.   Payment of Taxes................................................  5
SECTION 8.   Mutilated or Missing Warrant Certificates.......................  5
SECTION 9.   Reservation of Warrant Shares...................................  5
SECTION 10.  Obtaining Stock Exchange Listings...............................  6
SECTION 11.  Adjustment of Number of Warrant Shares and Exercise Price.......  6
SECTION 12.  Fractional Shares...............................................  9
SECTION 13.  Special Arrangements of Company.................................  9
SECTION 14.  Maintenance of Registration and Qualification of Common Stock... 10
SECTION 15.  Notices to Warrant Holders...................................... 10
SECTION 16.  Public Offering; Sale of Company................................ 10
SECTION 17.  Representations of the Company.................................. 11
SECTION 18.  Merger, Consolidation or Change of Name of Warrant Agent........ 11
SECTION 19.  Warrant Agent................................................... 11
SECTION 20.  Change of Warrant Agent......................................... 14
SECTION 21.  Notices to Company and Warrant Agent............................ 15
SECTION 22.  Supplements and Amendments...................................... 16
SECTION 23.  Successors...................................................... 16
SECTION 24.  Termination..................................................... 16
SECTION 25.  Governing Law................................................... 16
SECTION 26.  Benefits of This Agreement...................................... 16
SECTION 27.  Counterparts.................................................... 16
SECTION 28.  Force Mejeure................................................... 17

Exhibit A    Form of Warrant Certificate

              WARRANT AGREEMENT dated as of March 14, 2005 between ORBIMAGE Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as Warrant Agent (the "WARRANT AGENT").

              WHEREAS, the Company proposes to issue up to 3,258,406 Common Stock Purchase Warrants, as hereinafter described (the "WARRANTS"), which in the aggregate initially entitle the holders thereof to purchase up to 3,258,406 shares of Common Stock of the Company (the "COMMON STOCK") which constitute approximately 18.05% of the Common Stock outstanding (on a Fully Diluted Basis) on the date hereof (the Common Stock issuable on exercise of the Warrants being referred to herein as the "WARRANT SHARES").

              WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of Warrants and other matters as provided herein;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

              SECTION 1. APPOINTMENT OF WARRANT AGENT The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as is may deem necessary or desirable upon ten (10) days' prior written notice to the Warrant Agent. The Warrant Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Warrant Agent.

              SECTION 2. WARRANT CERTIFICATES The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in EXHIBIT A attached hereto.

              SECTION 3. EXECUTION OF WARRANT CERTIFICATES Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

              In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

              Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

              SECTION 4. REGISTRATION AND COUNTERSIGNATURE The Warrant Agent, on behalf of the Company, shall hold the Warrant Certificates unnumbered and unregistered.

              Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Chief Financial Officer of the Company, initially countersign, issue and deliver Warrants collectively for all Warrants outstanding entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

              The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

              SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES The Warrant Agent shall from time to time, subject to the limitations of SECTION 6 hereof, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner.

              The Warrant holders agree that they shall give five days prior written notice of transfer to the Company and that prior to any proposed transfer of the Warrants or of the Warrant Shares, if such transfer is not made pursuant to an effective Registration Statement under the Securities Act of 1933, as amended (the "ACT"), the Warrant holders shall deliver to the Company:

       (1) an opinion of counsel reasonably acceptable to the Warrant Agent and the Company that the Warrant or Warrant Shares may be transferred without registration under the Act;

       (2) customary representations and warranties, and covenants, regarding the transferee and the investment that are reasonably satisfactory to the Company signed by the proposed transferee;

       (3) an agreement by such transferee to the impression of the restrictive investment legend set forth below on the Warrant or the Warrant Shares; and

       (4) an agreement by such transferee to be bound by the provisions of this Agreement.

              The Warrant holders agree that each certificate representing Warrant Shares shall bear a legend in substantially the following form (and any legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred unless pursuant to a registration statement or in a transaction exempt from or to subject to registration under the Securities Act."

              Any certificate issued at any time in exchange or substitution for any certificate bearing such legend except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the Holder of such certificate (which counsel shall be reasonably satisfactory to Company) the securities represented thereby are not, at such time, required by law to bear such legend.

              Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its principal corporate trust office, which is currently located at the address listed in SECTION 21 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in its customary manner.

              The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this SECTION 5 and of SECTION 4 hereof, the new Warrant Certificates required pursuant to the provisions of this SECTION 5.

              SECTION 6. TERMS OF WARRANTS The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the "EXERCISE PRICE") shall be $10.00 per share. The Warrants shall be initially exercisable in the aggregate for that number of shares of Common Stock equal to 18.05% of the fully diluted Common Stock outstanding on the date hereof (calculated after giving effect to the exercise of such Warrants and all options, warrants and rights to acquire Common Stock and the conversion of all convertible securities for the maximum number of shares of Common Stock obtainable whether or not such options, warrants or rights are then exercisable or vested and whether or not such convertible securities are then convertible).

              Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised until 5:00 p.m., New York City time on March 25, 2010, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on March 25, 2010 shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

              A Warrant may be exercised upon surrender to the Company at the principal stock transfer office of the Warrant Agent, which is currently located at the address listed in SECTION 21 hereof, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and such other documentation as the Warrant Agent may reasonably request, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price which is set forth in the form of Warrant Certificate attached hereto as EXHIBIT A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, or the equivalent thereof or (ii) in the manner provided in this SECTION 6.

              Subject to the provisions of SECTION 7 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in SECTION 12 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

              The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this SECTION 6 and of SECTION 4 hereof, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The Warrant Agent may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

              All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

              The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

              SECTION 7. PAYMENT OF TAXES The Company covenants and agrees that it shall pay when due and payable any and all federal and state documentary or stamp taxes (other than federal or state income taxes or similar laws) or other costs which may be payable in respect of the issue of the Warrants or any Common Stock or certificates therefor issuable upon the exercise of the Warrants (provided, however, the Company's obligations to any Holder in this regard will in all events be conditioned upon such Holder cooperating with the Company in any reasonable arrangement designed to minimize or eliminate any such taxes), except that, if Warrant Shares or new Warrants shall be registered in a name or names other than the name of any Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by such Holder at the time of delivery of the election to purchase.

              SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATES In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, also satisfactory to the Company and the Warrant Agent. Except as otherwise provided herein, in the case of the loss, theft, or destruction of a Warrant Certificate, Company shall pay all expenses, taxes and other charges payable in connection with any replacement of such Warrant Certificate.

              SECTION 9. RESERVATION OF WARRANT SHARES The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock (or out of shares of Common Stock held in its treasury) solely for the purpose of issuance upon the exercise of the Warrants, the maximum number of Warrant Shares issuable upon the exercise of the Warrants. The Warrant Agent shall have no duty to verify availability of such shares set aside by the Company.

              The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in SECTION 12 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to SECTION 11 hereof.

              The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by the Warrants shall, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens, preemptive rights and charges with respect to the issue thereof. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

              SECTION 10. OBTAINING STOCK EXCHANGE LISTINGS The Company will use its best efforts to cause the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, to be listed on any domestic national securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

              SECTION 11. ADJUSTMENT OF NUMBER OF WARRANT SHARES AND EXERCISE PRICE(a) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Warrant Price as provided in subsection (b) of this Section 11, each Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, only the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable by such Holder pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

              (b) ADJUSTMENT IN EXERCISE PRICE. The Warrant Price shall be subject to adjustment from time to time as follows:

                     (i) If, at any time during the Term of this Warrant Agreement, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

                     (ii) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                     (iii) Whenever the Warrant Price shall be adjusted as provided in this Section 11, Company shall promptly prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment, setting forth in reasonable detail and certifying the calculation of such adjustment. Company shall cause a copy of such statement
(A) to be filed with the Warrant Agent and (B) cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its, his or her address appearing on the Warrant register. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of clause (v) of this Section 11(b). The Warrant Agent shall be fully protected in relying on any such statement and on any adjustement therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such statement.

                     (iv) Adjustments made pursuant to this Section 11 shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

                     (v) In the event Company shall propose to take any action of the types described in this Section 11, Company shall forward to each Holder, at the same time and in the same manner, such notice, if any, which Company shall give to the holders of capital stock of Company.

                     (vi) In any case in which the provisions of this Section 11 shall require that an adjustment shall become effective immediately after a record date for an event, Company may defer until the occurrence of such event, issuing to any Holder of all or any part of any Warrant that exercised all or part of such Warrant after such record date, and before the occurrence of such event, the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

              (c) MERGERS, CONSOLIDATION, SALES. In the case of any proposed consolidation or merger of Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization, recapitalization, reclassification of the capital stock of Company or other transaction, then, as a condition of such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction, Company shall give 30 days' prior written notice thereof to Warrant holders and lawful and adequate provision shall be made whereby Holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction. In any such case appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation, merger, sale, reorganization, recapitalization, reclassification or other transaction (including a purchaser of all or substantially all the Company's assets) assumes by written instrument the obligation to deliver to each Holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire upon exercise of Warrants.

              (d)    WARRANT AGENT'S DISCLAIMER.

              The Warrant Agent has no duty to determine when an adjustment under this SECTION 11 should be made, how it should be made or what it should be. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

              (e)    FORM OF WARRANTS.

              Irrespective of any adjustments in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares and Exercise Price as are stated in the Warrants initially issuable pursuant to this Agreement.

              SECTION 12. FRACTIONAL SHARES Fractional shares shall not be issued upon the exercise of any Warrant but in any case where a Holder would, except for the provisions of this SECTION 12, be entitled under the terms hereof to receive a fractional share upon the complete exercise of such Warrant, Company shall, upon the exercise of such Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of Company) over the Warrant Price for such fractional share.

              SECTION 13. SPECIAL ARRANGEMENTS OF COMPANY Company covenants and agrees with each Holder of a Warrant that during the Term of such Warrant, unless otherwise approved by such Holder:

              (a) CERTAIN ACTIONS. The Company shall not amend its certificate or articles, as the case may be, of incorporation to eliminate as an authorized class of capital stock that class denominated as "Common Stock" on the date hereof. The Company shall not, and shall not permit its subsidiaries to, directly or indirectly, by any action (including, without limitation, reincorporation in a jurisdiction other than Delaware, amending its Certificate of Incorporation (as may be amended and/or restated from time to time) or through any merger, sale, consolidation, reorganization, reclassification, issuance or sale of securities or any other action) avoid or seek to avoid the observance or performance of any terms of this Warrant Agreement or the Warrants or impair or diminish the value of the Warrants, but shall at all times in good faith assist in the carrying out of all such terms of this Warrant Agreement and the Warrants. Without limiting the generality of the foregoing, the Company shall (a) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant Agreement and the Warrants and (b) not undertake any reverse stock split, combination, reorganization or other reclassification of its capital stock which would have the effect of making the Warrants exercisable for less than one share of Common Stock (except as permitted under Section 11 hereof).

              (b) SHALL BIND SUCCESSORS. This Warrant Agreement, the Warrants and the rights evidenced hereby and thereby shall be binding upon the successors of the Company.

              (c) NO EXERCISE INTERFERENCE; PAR VALUE. The Company shall not close its books against the transfer of any Warrant or of any Warrant Shares issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of any Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of the Warrants is at all times equal to or less than the Warrant Price then in effect.

              (d) GOVERNMENTAL FILINGS. The Company shall assist and cooperate with any reasonable request by any Holder of any Warrant which is required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of any Warrant.

              (e) NOTICES OF CERTAIN ACTIONS. The Company shall give written notice to the Holders at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any recapitalization, reorganization, reclassification, consolidation, merger, dissolution, liquidation or sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

              SECTION 14. MAINTENANCE OF REGISTRATION AND QUALIFICATION OF COMMON STOCK The Company shall maintain the effectiveness of the Company's Registration Statement (No. 333-122493) on Form S-1 filed with the Securities and Exchange Commission for the registration of, inter alia, the Warrants and the Warrant Shares, and keep current a prospectus thereunder, and maintain the qualification for sale, in those states in which the Warrants were initially offered by the Company, for so long as the Holders are entitled to exercise any Warrants, provided, however that, upon the occurrence of any event that would cause any such Registration Statement (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) not to be effective and usable for the issuance of Warrant Shares upon the exercise of any Warrant during the period required by this Agreement, the Company may refuse to allow any Warrant to be exercised until the Company has filed an appropriate amendment to such Registration Statement curing such defect (a "blackout period"), provided further that no blackout period shall exceed 90 days.

              SECTION 15. NOTICES TO WARRANT HOLDERS Any notice or other document required or permitted to be given or delivered to Holders shall be delivered at, or sent by certified or registered mail to, each Holder at its, his or her address appearing on the Warrant register. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

              Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

              SECTION 16. PUBLIC OFFERING; SALE OF COMPANY Notwithstanding any other provision hereof, if an exercise of any portion of any Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock or otherwise), such exercise may at the election of the Holder of such Warrant be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to consummation of such transaction.

              SECTION 17. REPRESENTATIONS OF THE COMPANY The Company has all requisite corporate power and authority to enter into and perform its obligations under this Warrant Agreement and the Warrants, to deliver the Warrant Agreement to the Warrant Agent and to issue and deliver the Warrants to the Holders. The execution, delivery, and performance by the Company of its obligations under this Warrant Agreement and the Warrants, including the issuance and delivery of the Warrants to the Purchaser, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant Agreement has been duly executed and delivered by the Company and is a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

              SECTION 18. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of SECTION 20. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

              In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

              SECTION 19. WARRANT AGENT The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

              (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

              (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

              (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company), which counsel shall be generally recognized as having competence in the subject matter under consideration, and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

              (d) The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

              (e) The Company agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the administration and execution of this Agreement as the Company and the Warrant Agent shall agree in writing to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including fees and expenses of its counsel) and to indemnify the Warrant Agent (and any predecessor Warrant Agent) and save it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, expenses (including taxes other than taxes based on the income of the Warrant Agent), liabilities, including judgments, costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its gross negligence or willful misconduct. The provisions of this SECTION 19(E) shall survive the expiration of the Warrants and the termination of this Agreement.

              (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

              (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

              (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct. The Warrant Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Warrant Agent was grossly negligent in ascertaining the pertinent facts. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

              (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

              (j) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Warrant Certificate or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

              (k) Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

              (l) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

              (m) In addition to the foregoing, the Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are in reliance upon the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of the election attached hereto unless the Warrant Agent shall have actual knowledge that, as executed, such certification is untrue, or the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

              (n) Holders (for purposes of this subsection (n) only, "Customers" and each a "Customer") acknowledge that the Bank is subject to the customer identification program requirements under the USA PATRIOT Act and its implementing regulations, and that the Bank must obtain, verify and record information that allows the Bank to identify each Customer. Accordingly, prior to opening an Account hereunder the Bank may request information (including but not limited to the Customer's name, physical address, tax identification number and other information) that will help the Bank to identify the organization such as organizational documents, certificate of good standing, license to do business, or any other information that will allow the Bank to identify Customer. Each Customer agrees that the Bank cannot open an Account hereunder unless and until the Bank verifies Customer's identity in accordance with its Customer Identification Program.

              SECTION 20. CHANGE OF WARRANT AGENT The Warrant Agent may at any time resign as Warrant Agent upon written notice to the Company. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. If a Successor Warrant Agent shall not have been appointed within 30 days of such removal, the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
SECTION 20, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

              SECTION 21. NOTICES TO COMPANY AND WARRANT AGENT Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if delivered by hand or by courier, or deposited in the mail, first class or registered, postage prepaid, or by telecopy confirmed in writing, and addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           ORBIMAGE Inc.
                           21700 Atlantic Blvd.
                           Dulles, VA  20166
                           Attention:  General Counsel

              In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Warrant Agent.

              Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if delivered by hand or by courier, or deposited in the mail, first class or registered, postage prepaid, or by telecopy confirmed in writing, and addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                           The Bank of New York
                           101 Barclay Street, Floor 11E
                           New York, New York 10286
                           Attention:  Stock Transfer Administration

              SECTION 22. SUPPLEMENTS AND AMENDMENTS The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this SECTION 22, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment which alters the rights or duties of the Warrant Agent. The Company and the Warrant Agent may amend any provision herein with the consent of the holders of Warrants exercisable for a majority of the Warrant Shares issuable on exercise of all outstanding Warrants.

              SECTION 23. SUCCESSORS All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

              SECTION 24. TERMINATION This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise. The provisions of SECTION 19 hereof shall survive such termination.

              SECTION 25. GOVERNING LAW This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware, and the validity, interpretation, and enforcement of this Agreement and each Warrant Certificate shall be governed by and construed in accordance with the internal laws of said State without giving effect to the conflict of law principles thereof. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

              SECTION 26. BENEFITS OF THIS AGREEMENT Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

              SECTION 27. COUNTERPARTS This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

              SECTION 28. FORCE MEJEURE In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       ORBIMAGE INC.



                                       By:
                                           -----------------------------------
                                           Title



                                       THE BANK OF NEW YORK, as
                                       Warrant Agent



                                       By:
                                           -----------------------------------
                                           Title:

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE